                                                                    Exhibit 99.1

 NEWS RELEASE                             Contact:      Jerome Fagerland
 For Immediate Release                                  87590 Hillcrest Rd.
                                                        P.O. Box 391
                                                        Atkinson, Nebraska 68713
                                                        Phone (402) 925-5570

                               NEDAK ETHANOL, LLC
                              ANNOUNCES FIRST GRIND

ATKINSON,  NEBRASKA --  (December  29, 2008) -- Jerome  Fagerland,  President of
NEDAK Ethanol LLC,  announced that the Company has achieved its "first grind" on
Saturday,  December  27, 2008,  at its ethanol  plant near  Atkinson,  Nebraska.
Following  first grind,  the plant goes into a start-up  phase where systems are tested,  calibrated  and  commissioned.  The facility is projected to produce at nameplate an annual operating output of 44 million gallons of ethanol.

This press release contains forward-looking statements within the meaning of the
Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are identified by the use of words such as "anticipate,"  "estimate,"
"expect,"  "project,"  "intend," "plan," "believe," and other words and terms of similar  meaning  in  connection  with any  discussion  of future  operating  or financial  performance.  Such  statements  are  based  on  management's  current expectations and are subject to various factors,  risks and  uncertainties  that may cause actual  results,  outcome of events,  timing and performance to differ materially from those expressed or implied by such  forward-looking  statements.
NEDAK  Ethanol  may  experience  significant  fluctuations  in future  operating results due to a number of economic conditions,  including,  but not limited to, competition in the ethanol  industry,  risks associated with plant  construction and technology  development,  and other risk factors detailed in NEDAK Ethanol's filings with the Securities and Exchange Commission. Additional information with respect to these and other factors,  which could materially affect NEDAK Ethanol and its  operations,  are included on certain forms NEDAK Ethanol has filed with the Securities and Exchange  Commission.  NEDAK Ethanol assumes no obligation to update any forward-looking  statements,  whether as a result of new information, future events or otherwise.

                                      # # #